EXHIBIT 4.1

NUMBER

SHARES

APRICUS BIO

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

THIS CERTIFICATE IS TRANSFERABLE
IN SOUTH SAINT PAUL, MN.

SEE REVERSE SIDE
FOR CERTAIN DEFINITIONS

CUSIP 03832V 10 9

THIS CERTIFIES THAT

SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, OF THE PAR VALUE OF $.001 PER SHARE, OF

APRICUS BIOSCIENCES, INC.

transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by facsimile signatures of its duly authorized officers.

Dated:

ASSISTANT SECRETARY

PRESIDENT

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK, N.A.

TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN FINANCIAL PRINTING INCORPORATED - MINNEAPOLIS

A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares and upon the holders thereof as established by the Certificate of Incorporation of the Corporation and by any certificate of designations, and the number of shares constituting each class or series and the designations thereof, may be obtained by any stockholder of the Corporation upon written request and without charge from the Secretary of the Corporation at its corporate headquarters.

This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Stockholder Rights Agreement between Apricus Biosciences, Inc. and Wells Fargo Bank, N.A. (or any successor thereto), as Rights Agent, as amended, restated, renewed, supplemented or extended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which may be obtained at the principal offices of Apricus Biosciences, Inc. and the stock transfer administration office of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate Certificates and will no longer be evidenced by this Certificate. Apricus Biosciences, Inc. may redeem the Rights at a redemption price of $0.001 per Right, subject to adjustment, under the terms of the Rights Agreement. Apricus Biosciences, Inc. will mail to the holder of this Certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to or held by Acquiring Persons or any Affiliates or Associates thereof (as defined in the Rights Agreement), and any subsequent holder of such Rights, may become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification, if any, to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

			UNIF GIFT MIN ACT	—		Custodian
TEN COM	—	as tenants in common			(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties			under Uniform Gifts to Minors
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			Act
(State)
UNIF TRF MIN ACT	—		Custodian (until age	)
(Cust)
under Uniform Transfers
(Minor)
to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.